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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 3, 1997, on the financial statements of Divot City, L.P. as of December 31, 1996 and for the two years then ended, and to the reference to our firm under the caption "Experts".







/s/ Ireland San Filippo, LLP

IRELAND SAN FILIPPO, LLP

November 19, 1997